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                                                                   EXHIBIT 15.01



Acknowledgment Letter



The Board of Directors
Life Re Corporation



We are aware of the incorporation by reference in the Registration Statement (Form S-8 Number 33-54138) pertaining to The Life Re Corporation Stock Investment Plan, the Registration Statement (Form S-8 No. 33-80251) pertaining to the Life Re Corporation Stock Option Plan, the Registration Statement (Form S-8 No. 33-80737) pertaining to the Life Re Corporation 1993 Non-Employee Directors Stock Option Plan and in the Registration Statement (Form S-3 No. 333-35031) pertaining to the registration of shares of common stock in connection with certain employees' restricted stock grant of our report dated July 26, 1998 relating to the unaudited condensed consolidated interim financial statements of Life Re Corporation that are included in its Form 10-Q for the quarter ended June 30, 1998.



                                                       /s/
                                                       ------------------------
                                                          ERNST & YOUNG LLP



Stamford, Connecticut
July 26, 1998